EXHIBIT 21.1

THE PMI GROUP, INC. – SUBSIDIARIES

Subsidiary Name	Jurisdiction of Incorporation
PMI Mortgage Insurance Co.	Arizona
PMI Capital Corporation	Delaware
PMI Guaranty Co.	New Jersey
PMI Insurance Co.	Arizona
PMI Mortgage Guaranty Co.	Arizona
Residential Insurance Co.	Arizona
PMI Reinsurance Co.	Arizona
PMI Mortgage Insurance Australia (Holdings) Pty Limited	Australia
PMI Mortgage Insurance Ltd	Australia
PMI Mortgage Insurance Asia Limited	Hong Kong
PMI Mortgage Insurance Holdings Canada Inc.	Canada
PMI Europe Holdings Limited	Ireland
PMI Mortgage Insurance Company Limited	Ireland
PMI Insurance Services Limited	United Kingdom
PMI Plaza LLC	Delaware
RAM Holdings Ltd (unconsolidated, partially owned)	Bermuda
CMG Mortgage Insurance Company (unconsolidated, partially owned)	Wisconsin
CMG Mortgage Reinsurance Company (unconsolidated, partially owned)	Wisconsin
CMG Mortgage Assurance Company (unconsolidated, partially owned)	Wisconsin
FGIC Corporation (unconsolidated, partially owned)	Delaware
Financial Guaranty Insurance Company (unconsolidated, partially owned)	Delaware